SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                          ----------------------------
                                 CURRENT REPORT
                                       ON
                                    FORM 8-K

                         PURSUANT TO SECTION 13 OR 15(D)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                          ----------------------------

         DATE OF REPORT (Date of earliest event reported): March 5, 1999

                          ----------------------------

             (Exact name of registrant as specified in its charter)

                              THINK NEW IDEAS, INC.
                          ----------------------------

      (State or other jurisdiction of             (Commission File Number)       (I.R.S. Employer
               incorporation)                             000-21775               Identification No.)
                DELAWARE                                                            95-4578104

                    (Address of principal executive offices)
            45 WEST 36TH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10018

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 629-6800

                          ----------------------------

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         Not Applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Not Applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Not Applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         Not Applicable.

ITEM 5.  OTHER EVENTS

          THINK New Ideas, Inc. (the "Company") entered into a Securities Purchase Agreement, dated March 4, 1999 (the "Securities Purchase Agreement"), with Capital Ventures International and Marshall Capital Management, Inc. (the "Purchasers"), whereby the Purchasers agreed to purchase (i) shares of the Company's Common Stock, $.0001 par value per share (the "Common Stock") and (ii) warrants to acquire shares of Common Stock, for an aggregate purchase price of up to $11,000,000. The Company plans to use the proceeds of the financing for general working capital purposes, including the funding of its strategic growth plan. The Securities Purchase Agreement is attached hereto as Exhibit number
99.1 and is incorporated by reference herein in its entirety.

          On March 5, 1999 (the "Initial Closing Date"), the Company sold to the Purchasers (i) 871,142 shares of its Common Stock at $6.8875 per share (the "Initial Closing Price"), calculated as ninety-five percent (95%) of the closing bid price on the trading day immediately preceding the date of the Securities Purchase Agreement and (ii) warrants (the "Closing Warrants") to purchase an additional 174,230 shares (20% of the number of shares sold on the Initial Closing Date) of its Common Stock at an exercise price of $10.33, calculated as 150% of the Initial Closing Price for a five-year term. In exchange for the Common Stock and the Closing Warrants issued on the Initial Closing Date, the Company received $6,000,000.

          At any time prior to the one-year anniversary of the Initial Closing Date, the Purchasers have the right but not the obligation to purchase (i) 530,504 additional shares (the "Optional Shares") of Common Stock at $9.425 per share, calculated as 130% of the market price on the date of the Securities Purchase Agreement, and (ii) warrants to purchase an additional 106,101 shares (the "Optional Warrants") of Common Stock (20% of the number of Optional Shares) at an exercise price of equal to 150% of the market price on the date the Optional Warrants are exercised. In exchange for the Optional Shares and the Optional Warrants, the Company will receive up to $5,000,000 in additional proceeds.

          In connection with the issuance of the Common Stock and Warrants, the Company and the Purchasers entered into a Registration Rights Agreement (the "Registration Rights Agreement") relating to the shares of Common Stock issued to the Purchasers on the Initial

Closing Date and any subsequent shares of Common Stock to be issued to the Purchasers pursuant to the Securities Purchase Agreement (including shares issuable upon exercise of the Closing Warrants and the Optional Warrants) (collectively, the "Registrable Securities"). Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file with the Securities and Exchange Commission ("SEC") a registration statement covering the Registrable Securities not later than June 30, 1999. The Purchasers were also afforded certain "piggyback" registration rights. A copy of the Registration Rights Agreement is attached hereto as Exhibit number 99.2 and is incorporated by reference herein in its entirety. The Securities Purchase Agreement also provides that the Company will issue additional shares of Common Stock if the market price on the date the registration statement covering the Registrable Securities is declared effective by the SEC (or, if such registration statement is not declared effective by the SEC on or before March 5, 2000, any date selected by the Purchasers prior to June 30, 2000), is less than $6.8875 per share. The exact number of Adjustment Shares is to be determined pursuant to a formula set forth in the Securities Purchase Agreement.

          The Company has the right, pursuant to the Securities Purchase Agreement, at any time prior to the date the registration statement covering the Registrable Securities is declared effective, to repurchase all of the shares sold to the Purchasers at a price equal to the greater of 140% of the Initial Purchase Price or the then-current market price.

          The Company is making this Current Report on Form 8-K solely as a source of information for its stockholders. The transactions resulting from the Securities Purchase Agreement did not give rise to any change of control of the Company.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

         Not Applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements.  Not applicable.

         (b)      Exhibits.

         99.1 Securities Purchase Agreement, dated March 4, 1999, by and among THINK New Ideas, Inc., Capital Ventures International and Marshall Capital Management, Inc.

         99.2 Registration Rights Agreement, dated March 4, 1999, by and among THINK New Ideas, Inc., Capital Ventures International and Marshall Capital Management, Inc.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               THINK NEW IDEAS, INC.
                                               (Registrant)


Date:  March 12, 1999                       By: /s/ RONALD BLOOM
                                               --------------------------
                                               Ronald Bloom
                                               Chief Executive Officer